EXHIBIT 23.2

                CONSENT OF STRADLEY, RONON, STEVENS & YOUNG, LLP


     As legal counsel to CRW Financial, Inc., we hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus constituting a part of this Registration Statement.



                                        STRADLEY, RONON, STEVENS & YOUNG, LLP


                                        By: /s/ DEAN M. SCHWARTZ
                                            ---------------------------------
                                            Dean M. Schwartz


Philadelphia, Pennsylvania
August 26, 1996